EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 29, 2006 relating to the financial statements, which appear in Ampal-American Israel Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/S/ KESSELMAN & KESSELMAN CPAS (ISR.)
A MEMBER OF PRICEWATERHOUSECOOPERS INTERNATIONAL LIMITED

Tel-Aviv, Israel
February 26, 2007